Exhibit 99(a)(1)(C)

NOTICE OF GUARANTEED DELIVERY
FOR
TENDERED SHARES OF COMMON STOCK OF
SOUTHWEST GEORGIA FINANCIAL CORPORATION

PURSUANT TO ITS OFFER TO PURCHASE DATED SEPTEMBER 15, 2006

(NOT TO BE USED FOR SIGNATURE GUARANTEES)

This form, or a form substantially equivalent to this form, must be used to accept the Offer (as defined below) if:

(a)
certificates for the shares of common stock of Southwest Georgia Financial Corporation (the “Shares”) are not immediately available and cannot be delivered to the Depositary at or prior to 5:00 p.m., Eastern Time, on the Expiration Date (as defined in the Offer to Purchase),

(b)	the procedure for book-entry transfer cannot be completed on a timely basis, or

(c)	time will not permit all other documents required by the Letter of Transmittal to be delivered to the Depositary on or prior to the Expiration Date.

This form, properly completed and duly executed, may be delivered by hand or transmitted by mail, or, for Eligible Institutions only (as defined in the Offer to Purchase), by facsimile transmission, to the Depositary. The Eligible Institution which completes this form must communicate the guarantee to the Depositary at or prior to 5:00 p.m., Eastern Time, on the Expiration Date and must deliver the Letter of Transmittal and certificates for Shares (or confirmations of book-entry transfer) to the Depositary within three New York Stock Exchange trading days after the Expiration Date. Failure to do so could result in a financial loss to such Eligible Institution.

To: American Stock Transfer & Trust Company, Depositary

By Mail or Overnight Courier: American Stock Transfer & Trust Company Operations Center Attn: Reorganization Department 6201 15th Avenue Brooklyn, NY 11219	By Hand: American Stock Transfer & Trust Company Attn: Reorganization Department 59 Maiden Lane New York, NY 10038
By Facsimile (for eligible institutions only):  718-234-5001

Confirm Receipt of Facsimile by Telephone ONLY: 1-877-248-6417

The Information Agent for the Offer is: 211 Bradenton Avenue Dublin, Ohio 43017 1-877-298-6520

Delivery of this Notice of Guaranteed Delivery to an address other than that of the Depositary set forth above or transmission of instructions via a facsimile number other than the one listed above will not constitute a valid delivery. Deliveries to Southwest Georgia Financial Corporation or to Keefe, Bruyette & Woods, Inc. will not be forwarded to the Depositary and therefore will not constitute valid delivery.

This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution under the instructions thereto, such signature guarantee must appear in the applicable space provided in the Letter of Transmittal.

Ladies and Gentlemen:

The undersigned represents that the undersigned owns and hereby tenders to Southwest Georgia Financial Corporation, a Georgia corporation (the “Company”), upon the terms and subject to the conditions set forth in the Offer to Purchase, dated September 15, 2006 (the “Offer to Purchase”), and in the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the “Offer”), receipt of which is hereby acknowledged, the number of Shares set forth below, all pursuant to the guaranteed delivery procedures set forth in the Offer to Purchase and the related Letter of Transmittal.

Name(s) of Record Holder(s):

Number of Shares Tendered:

Certificate Number(s) (if available):

Address(es):

(Please include ZIP code)

☐ Check if securities will be tendered by book-entry transfer

Name(s) of Record Holder(s):

Area Code and Telephone No.(s):

Signature(s):

Account No.:

Transaction Code No.:

Dated:

GUARANTEE
(NOT TO BE USED FOR SIGNATURE GUARANTEE)

The undersigned, a firm that is a member of a registered national securities exchange or the National Association of Securities Dealers, Inc. or a bank, broker, dealer, credit union, savings association or other entity that is an “eligible guarantor institution” within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934 and is a participant or member of the Securities Transfer Agents Medallion Program or such other Medallion signature guarantee program as may be acceptable to the Company, guarantees that (a) the above-named person(s) has a “net long position” in the Shares being tendered within the meaning of Rule 14e-4 promulgated under the Securities Exchange Act of 1934, as amended, (b) such tender of Shares complies with Rule 14e-4 and (c) the undersigned will deliver to the Depositary, at one of its addresses set forth above, (i) certificate(s) for the Shares tendered hereby, in proper form for transfer; or (ii) a confirmation that the Shares tendered hereby have been delivered pursuant to the procedure for book-entry transfer set forth in the Offer to Purchase, in each case, together with a properly completed and duly executed Letter(s) of Transmittal (or facsimile(s) thereof), with any required signature guarantee(s) and any other required documents, all within three New York Stock Exchange trading days after the Expiration Date.

Name of Firm	Authorized Signature

Address	Name

City, State, Zip Code	Title

Area Code and Telephone Number

Dated: _______________

DO NOT SEND STOCK CERTIFICATES WITH THIS FORM
YOUR STOCK CERTIFICATES MUST BE SENT WITH
THE LETTER OF TRANSMITTAL.